Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE APPOINTS STEVEN BAGINSKI AS

CHIEF FINANCIAL OFFICER

Secaucus, New Jersey – April 25, 2012 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of Steven Baginski as Chief Financial Officer. He will report to Eric Bauer, Chief Operating Officer.

Mr. Baginski, 53, has more than 25 years of financial and management experience. Most recently, he held senior level financial positions with two privately-held companies, Kellwood Company, an apparel manufacturer, marketer and retailer, where he served as CFO; and prior to that Hercules Tire & Rubber Company, where he served as Chief Administrative Officer and was responsible for Finance, Human Resources and Information Technology. Previously, Mr. Baginski spent 8 years with Limited Brands, where he held several senior level finance positions, culminating in his role as Senior Vice President, Corporate Finance. Prior to Limited Brands, he served in financial roles of increasing responsibility for American Airlines Company and Pepsico, and was CFO of FMC Gold Company, a publicly traded precious metals exploration and production company. Mr. Baginski earned his BS degree in Operations Research and Industrial Engineering, and his MBA from Cornell University.

“Steve is a seasoned financial executive with a deep knowledge of the retail apparel business,” commented Jane Elfers, President and Chief Executive Officer. “In addition to his strong financial background, he has extensive experience in IT, logistics and procurement which makes him a great asset as we continue our focus on operational excellence.”

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name. As of January 28, 2012, the Company operated 1,049 stores and an e-commerce site at www.childrensplace.com.

Forward Looking Statements

This press release may contain certain forward-looking statements. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2012. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, and the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

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